Exhibit 99.1

Contacts:

Media: Nadine Youssef, +1 312 696 6601 or nadine.youssef@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second-Quarter 2016 Financial Results

CHICAGO, July 21, 2016—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second-quarter 2016 financial results. The company reported net income of $31.8 million, or 73 cents per diluted share, compared with $32.2 million, or 72 cents per diluted share, in the second quarter of 2015.

Key Operating Metrics

•      Revenue for the quarter was $198.2 million, a decrease of 1.9% compared with the same period in 2015. Organic revenue, which excludes acquisitions, divestitures, and the effect of foreign currency translations, was down 1.3%, or $2.6 million.

•      Operating income decreased 10.7% to $44.4 million, and operating margin was 22.4%, a decline from 24.6% in the same period in 2015.

•      Cash provided by operating activities of $71.4 million and capital expenditures of $15.9 million resulted in free cash flow of $55.5 million, a decrease of $8.2 million compared with the same period in 2015.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “While we’re facing a few headwinds this year, we’re continuing to focus on our five key investment areas and see many opportunities for long-term growth. Negative trends in industry-wide issuance volume for commercial mortgage-backed securities—a sharp reversal from last year’s positive trends—continued to weigh down revenue for our credit ratings business. Revenue also declined for our investment management products and Internet advertising sales, though to a lesser extent. Because our clients have been cautious during this year’s market volatility, we also experienced more moderate growth rates for license-based products such as Morningstar Data and Morningstar Direct.”

Mansueto added, “On the positive side, revenue for Morningstar Research was up more than 20% thanks to new client wins in both equity and manager research. We’ve also been having many positive discussions with potential clients for our research, software, and data solutions as financial advisors and asset managers are adapting to new fiduciary regulations.

“We’ve continued making important enhancements to our core research and data capabilities. We recently introduced our first Global Risk Model, which helps investors understand the underlying factors that can drive the risk of a stock or portfolio and goes beyond standard models to project vulnerability to extreme market events. In May, we acquired InvestSoft Technology, which will enhance our fixed-income capabilities and help us provide better transparency into bond funds.”

Update on Key Investment Areas

As part of its long-term strategy, Morningstar has five major areas of focus for investment—Workplace Solutions, Morningstar Direct, Morningstar Managed Portfolios, Morningstar Credit Ratings, and Morningstar Indexes. The highlights below summarize key operating metrics in these areas as of June 30, 2016 compared with the same date in 2015:

•      Total assets under management and advisement for Workplace Solutions, the company’s retirement business, rose 11.6% to $95.0 billion as of the end of the quarter.

•      Licenses for Morningstar Direct rose 11.3% to 12,064 as of June 30, 2016.

•      Assets under management and advisement for Morningstar Managed Portfolios (including Morningstar’s turnkey asset management platform as well as equity portfolios and third-party platform assets) totaled $27.5 billion as of the end of the quarter, compared with $25.6 billion as of June 30, 2015.

•      Morningstar Credit Ratings completed four new-issue ratings for commercial mortgage-backed securities (CMBS) during the second quarter of 2016, compared with 16 in the same period a year ago. Industry-wide issuance volume for CMBS in the first half of 2016 was down about 45% compared with the first half of 2015, based on data from Commercial Mortgage Alert.

•      Assets in investable products that track Morningstar Indexes reached $21.6 billion as of the end of the quarter, compared with $17.5 billion as of June 30, 2015. Two new exchange-traded funds linked to Morningstar’s strategic beta indexes launched in the United States and the

Netherlands, bringing the total number of investable products tracking Morningstar Indexes to 55.

Balance Sheet and Capital Allocation

•      As of June 30, 2016, the company had cash, cash equivalents, and investments totaling $246.2 million and $75.0 million of short-term debt, compared with cash, cash equivalents, and investments of $248.6 million and $35.0 million of short-term debt as of Dec. 31, 2015.

•      The company expects to pay approximately $9.5 million for its regular quarterly dividend on July 29, 2016.

•      The company did not make any share repurchases during the second quarter of 2016. As of June 30, 2016, the company had $337.7 million remaining for future repurchases under its share repurchase authorization and 43.1 million shares outstanding.

Comparability of Year-Over-Year Results

•      Foreign currency translations increased operating income by $0.3 million during the quarter, reducing revenue by $1.6 million and operating expense by $1.9 million.

•      Acquisitions reduced operating income by $0.6 million during the quarter, contributing revenue of $0.3 million and additional operating expense of $0.9 million.

Use of Non-GAAP Financial Measures

The table at the end of this press release includes a reconciliation of organic revenue and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 530,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on nearly 18 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $185 billion in assets under advisement and management as of June 30, 2016. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; the effect of changes in industry-wide issuance volume from commercial mortgage-backed securities; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

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©2016 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income

	Three months ended June 30				Six months ended June 30
(in millions, except per share amounts)	2016	2015	change		2016	2015	change

Revenue	$198.2	$202.1	(1.9%	)	$390.3	$391.9	(0.4%	)
Operating expense:
Cost of revenue	86.1	83.2	3.5%		171.4	161.8	5.9%
Sales and marketing	25.7	25.1	2.4%		48.0	50.5	(5.0%	)
General and administrative	24.7	27.8	(11.1%	)	50.3	53.9	(6.6%	)
Depreciation and amortization	17.3	16.3	5.8%		33.9	31.4	7.7%
Total operating expense	153.8	152.4	0.9%		303.6	297.6	2.0%
Operating income	44.4	49.7	(10.7%	)	86.7	94.3	(8.0%	)
Operating margin	22.4%	24.6%	(2.2)pp		22.2%	24.1%	(1.9)pp

Non-operating income (expense):
Interest income, net	0.1	0.1	(7.1%	)	0.3	0.3	(25.3%	)
Other income, net	2.9	0.5	NMF		3.2	—	NMF
Non-operating income, net	3.0	0.6	NMF		3.5	0.3	NMF

Income before income taxes and equity in net income of unconsolidated entities	47.4	50.3	(5.7%	)	90.2	94.6	(4.7%	)
Equity in net income (loss) of unconsolidated entities	(0.2)	0.6	NMF		0.3	1.0	(73.9%	)
Income tax expense	15.4	18.7	(17.4%	)	30.0	33.6	(10.8%	)
Consolidated net income	31.8	32.2	(1.4%	)	60.5	62.0	(2.5%	)
Net income attributable to noncontrolling interest	—	—	—		—	(0.2)	NMF
Net income attributable to Morningstar, Inc.	$31.8	$32.2	(1.2%	)	$60.5	$61.8	(2.2%	)

Net income per share attributable to Morningstar, Inc.:
Basic	$0.74	$0.73	1.4%		$1.41	$1.39	1.4%
Diluted	$0.73	$0.72	1.4%		$1.40	$1.39	0.7%
Weighted average shares outstanding:
Basic	43.0	44.3	(2.9%	)	43.0	44.3	(2.9%	)
Diluted	43.3	44.4	(2.5%	)	43.3	44.4	(2.5%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
(in millions)	2016	2015	2016	2015

Operating activities
Consolidated net income	$31.8	$32.2	$60.5	$62.0
Adjustments to reconcile consolidated net income to net cash flows from operating activities	20.8	22.8	38.2	41.0
Changes in operating assets and liabilities, net	18.8	21.9	(15.9)	10.0
Cash provided by operating activities	71.4	76.9	82.8	113.0
Investing activities
Capital expenditures	(15.9)	(13.2)	(29.4)	(27.6)
Acquisitions, net of cash acquired	(13.3)	—	(15.8)	—
Purchases of equity- and cost-method investments	(3.3)	—	(16.4)	—
Other, net	(3.3)	1.1	(2.3)	1.4
Cash used for investing activities	(35.8)	(12.1)	(63.9)	(26.2)
Financing activities
Common shares repurchased	—	(25.3)	(38.8)	(27.7)
Dividends paid	(9.5)	(8.5)	(19.0)	(16.9)
Proceeds from short-term debt	—	—	40.0	15.0
Repayments of short-term debt	—	(10.0)	—	(10.0)
Other, net	(4.4)	(3.3)	(4.0)	(1.6)
Cash provided used for financing activities	(13.9)	(47.1)	(21.8)	(41.2)
Effect of exchange rate changes on cash and cash equivalents	(4.5)	3.3	(1.8)	(5.2)
Net increase (decrease) in cash and cash equivalents	17.2	21.0	(4.7)	40.4
Cash and cash equivalents—Beginning of period	185.2	204.6	207.1	185.2
Cash and cash equivalents—End of period	$202.4	$225.6	$202.4	$225.6

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30	December 31
(in millions)	2016	2015

Assets
Current assets:
Cash and cash equivalents	$202.4	$207.1
Investments	43.8	41.5
Accounts receivable, net	137.3	139.3
Other	25.5	22.0
Total current assets	409.0	409.9

Property, equipment, and capitalized software, net	141.3	134.5
Investments in unconsolidated entities	50.6	35.6
Goodwill	371.5	364.2
Intangible assets, net	70.0	74.2
Other assets	9.6	10.6
Total assets	$1,052.0	$1,029.0

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$40.1	$39.2
Accrued compensation	50.4	80.9
Deferred revenue	154.9	140.7
Short-term debt	75.0	35.0
Other	8.2	8.6
Total current liabilities	328.6	304.4

Accrued compensation	9.9	8.9
Deferred tax liability, net	19.9	19.8
Other long-term liabilities	54.2	55.3
Total liabilities	412.6	388.4
Total equity	639.4	640.6
Total liabilities and equity	$1,052.0	$1,029.0

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of June 30
	2016	2015		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	119,019	122,235		(2.6%)
Morningstar.com registered users (U.S.)	8,698,568	8,377,139		3.8%
Advisor Workstation clients (U.S.)	187	187		—
Morningstar Office licenses (U.S.)	4,157	4,298		(3.3%)
Morningstar Direct licenses	12,064	10,839		11.3%
Assets under management and advisement (approximate)
Workplace Solutions (Retirement)
Managed Retirement Accounts	$43.3 bil	$38.0 bil		13.9%
Plan Sponsor Advice	32.0 bil	28.8 bil		11.1%
Custom Models	19.7 bil	18.3 bil		7.7%
Workplace Solutions (total)	$95.0 bil	$85.1 bil		11.6%
Morningstar Investment Management
Morningstar Managed Portfolios	$27.5 bil	$25.6 bil	(1)	7.4%
Institutional Asset Management	58.6 bil	63.4 bil		(7.6%)
Asset Allocation Services	3.5 bil	3.7 bil		(5.4%)
Manager Selection Services	1.3 bil	2.3 bil		(43.5%)
Morningstar Investment Management (total)	$90.9 bil	$95.0 bil		(4.3%)

Our employees (approximate)
Worldwide headcount	4,070	3,740		8.8%
Number of equity and credit analysts	205	185		10.8%
Number of manager research analysts	115	105		9.5%

	Three months ended June 30				Six months ended June 30
(in millions)	2016	2015		change	2016	2015		change
Key product revenue (2)
Morningstar Data	$38.2	$36.4		5.0%	$74.8	$70.4		6.3%
Morningstar Direct	27.3	25.1		8.6%	54.3	49.6		9.6%
Morningstar Investment Management (3)	24.5	25.4		(3.7%)	49.1	50.2		(2.3%)
Morningstar Advisor Workstation	20.6	20.4	(4)	0.9%	41.2	40.4	(4)	2.0%
Workplace Solutions	16.7	16.6		0.4%	33.0	32.1		2.8%

Other metrics
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	4	16		(75.0%)	9	32		(71.9%)
Asset value of CMBS new-issue ratings	$2.5 bil	$14.2 bil		(82.4%)	$6.4 bil	$25.3 bil		(74.7%)

(1) We revised the asset totals for Morningstar Managed Portfolios to include our Strategist series of equity portfolios and third-party platform assets, which were previously not included in the total.

(2) Key product revenue includes the effect of foreign currency translations.

(3) New product classification consisting of Morningstar Managed Portfolios, Institutional Asset Management, Asset Allocation Services, and Manager Selection Services.

(4) Revised to exclude Morningstar Office.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures (Unaudited)

To supplement Morningstar’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Management uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended June 30			Six months ended June 30
(in millions)	2016	2015	change	2016	2015	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$198.2	$202.1	(1.9%)	$390.3	$391.9	(0.4%)
Less: divestitures	—	—	—	—	—	—
Less: acquisitions	(0.3)	—	NMF	(0.5)	—	NMF
Unfavorable effect of foreign currency translations	1.6	—	NMF	4.4	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$199.5	$202.1	(1.3%)	$394.2	$391.9	0.6%

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$71.4	$76.9	(7.2%)	$82.8	$113.0	(26.7%)
Capital expenditures	(15.9)	(13.2)	20.5%	(29.4)	(27.6)	6.5%
Free cash flow	$55.5	$63.7	(12.9%)	$53.4	$85.4	(37.5%)